Exhibit 10.16

BIOVENTUS, INC.
2021 EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Bioventus, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of Performance Restricted Stock Units set forth below (the “PRSUs”). The PRSUs are subject to the terms and conditions set forth in this Performance Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit B (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used in this Grant Notice or in the Agreement which are not explicitly defined herein will have the meaning ascribed to them in the Plan.

Participant:	_____
Grant Date:	_____
Target Number of PRSUs:	_____
Max Number of PRSUs:	_____
Vesting Schedule:	This PRSU award will vest in accordance with the vesting schedule set forth on Exhibit A hereto. Notwithstanding the foregoing, vesting shall terminate upon the Participant’s Termination of Service.
Withholding Tax Election: Participant has reviewed Section 2.5 of the Agreement, Participant acknowledges that unless otherwise determined by the Administrator in its sole discretion, the Company will satisfy such tax withholding obligation by arranging for the sale, by a broker of the Company’s choosing, of such number of Shares otherwise deliverable to the Participant equal in value to the tax obligation required to be withheld (plus any applicable broker commission).
[The Participant hereby represents and warrants that on the date hereof he or she (i) is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (ii) is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting a “sell to cover” transaction as described in Section 2.5 of the Agreement, (iii) does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and (iv) is entering into the Agreement and the resulting “sell to cover” instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is the Participant’s intent that this “sell to cover” instruction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.]1

Exhibit 10.15
By accepting this Award electronically pursuant to the Company’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

1 If the Participant has executed a Rule 10b5-1 Instruction that covers this Award, the language set forth in bold and square brackets in this paragraph will be deemed removed from this Grant Notice.

Exhibit 10.15

EXHIBIT A
TO PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE
VESTING CRITERIA

EXHIBIT B
TO PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PRSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1    Incorporation of Terms of Plan. The PRSUs and the Shares (if any) issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF PERFORMANCE RESTRICTED STOCK UNITS

Section 2.1     Award of PRSUs

        (a)    In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date as set forth on the Grant Notice, the Company has granted to Participant the number of PRSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each PRSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the PRSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PRSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2     Vesting of PRSUs. Subject to Participant’s continued employment with or service to a Participating Company on the Certification Date and subject to the terms of this Agreement and the Grant Notice, the PRSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

Section 2.3

    (a)    Distribution or Payment of PRSUs. Participant’s PRSUs that become vested shall be distributed in Shares (either in book-entry form or otherwise) on or within two business days following the Certification Date. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PRSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:

        (a)    As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PRSUs. In satisfaction of such tax withholding obligations and in accordance with [the “sell to cover” instruction included in the Grant Notice OR the Rule 10b5-1 Instruction previously provided by the Participant], the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the PRSUs necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the “sell to cover” instruction, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. In accordance with the instruction, the Participant hereby acknowledges and agrees:

(i)    The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the PRSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto, and (2) apply any remaining funds to the federal tax withholding resulting from the vesting of the PRSUs and/or delivery of the Shares.

(ii)    The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)    The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv)    The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)    The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

        (b)    The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PRSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PRSUs or any other taxable event related to the PRSUs.

        (c)    Participant is ultimately liable and responsible for all taxes owed in connection with the PRSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the PRSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PRSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the PRSUs to reduce or eliminate Participant’s tax liability.

Section 2.6     Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7    Restrictive Covenants; Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, in the event the Participant breaches his or her Proprietary Information, Inventions, Non-Solicitation, and Non-Competition Agreement or Restrictive Covenant Agreement, as applicable, or any other written agreement between the Participant and any Participating Company, in addition to any other damages available at law or in equity, then, (i) any portion of the Award that has not been distributed to the Participant prior to the date of such violation shall thereupon be forfeited and (ii) the Participant shall be required to pay to the Company the amount of all PRSU Gain (as defined below). “PRSU Gain” shall mean an amount equal to the product of (i) the number of shares of Common Stock that are distributed pursuant to this PRSU Award and (ii) the Fair Market Value per share of Common Stock on the date of such distribution.

ARTICLE III.

OTHER PROVISIONS

Section 3.1     Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2    PRSUs Not Transferable. The PRSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PRSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PRSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the PRSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 3.3     Adjustments. The Administrator may accelerate the vesting of all or a portion of the PRSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PRSUs and the Shares subject to the PRSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan

Section 3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 3.5     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws

Section 3.7     Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PRSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PRSUs in any material way without the prior written consent of Participant

Section 3.9     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PRSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11     Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof

Section 3.13     Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be so exempt or in compliance therewith.

Section 3.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PRSUs.

Section 3.16    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

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